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                                                                    EXHIBIT 23.1

    As independent public auditors, we hereby consent to the use in this Registration Statement of our reports dated March 29, 1999, on United Pan-Europe Communications N.V. as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, included in this Registration Statement, and to all references to our Firm included in this Registration Statement.

                                        Arthur Andersen

Amstelveen, The Netherlands
December 13, 1999